U.S. PAWN, INC.
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030

                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 1998


     To the shareholders of U.S. Pawn, Inc.:


     The annual meeting ("Annual Meeting") of the shareholders of U.S. Pawn, Inc. (the "Company") will be held at the law offices of Brownstein, Hyatt, Farber & Strickland, Suite 2200, 410 17th Street, Denver, Colorado 80202, at 9:30 A.M. on June 17, 1998, or at any adjournment or postponement thereof, for the following purposes:

     (1) To elect three (3) directors of the Company;

     (2) To transact such other business as may properly come before the Annual Meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 28, 1998 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Ronald A. Mitola
                                        Secretary




April 30, 1998

                                 PROXY STATEMENT

                                 U.S. Pawn, Inc.
                              7215 Lowell Boulevard
                           Westminster, Colorado 80030
                            Telephone: (303) 657-3550

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Pawn, Inc. (the "Company"), a Colorado corporation, of no par value common stock ("common stock" or "shares") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 9:30 A.M. on June 17, 1998, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 30, 1998. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the three nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect the nominees for directors hereinafter named and to approve all other proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 28, 1998, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were issued 3,772,779 shares of the Company's common stock, each share entitling the holder to one vote on each matter which may come before the Annual Meeting. Cumulative voting is not permitted. A majority of the issued and outstanding shares of the Company's common stock entitled to vote, represented at the Annual Meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the holdings of common stock, by each person who, as of the date hereof, holds of record or is known by the Company to hold beneficially or of record, more that 5% of the Company's common stock, by each director, or director nominee and by all directors and officers as a group.

                                                 Shareholdings
Name and Address                            Number            Percent
----------------                            ------            -------

Charles C. Van Gundy(1)                     146,750             3.5%
7215 Lowell Blvd.
Westminster, CO  80030

Gary A. Agron(2)                             26,500             0.6%
5445 DTC Parkway, Suite 520
Englewood, CO  80111

Jack Skidell(3)                              72,869             1.7%
500 N. Broadway #159
Jericho, NY 11753

Mark Honigsfeld(4)                          107,500             2.5%
77 Spruce Street
Cedarhurst, NY 11516

Ronald A. Mitola(5)                          60,000             1.4%
7215 Lowell Blvd.
Westminster, CO 80030

Rodney W. Smith                             356,225             8.4%
P.O. Box 7022
Tyler, TX 75711

All officers and directors
as a group(five in number)(1)(2)(3)(4)(5)   413,619             9.8%


(1) Includes currently exercisable stock options to purchase 1,250 shares at $5.13 per share until January 20, 2002, 20,000 shares at $2.06 per share until March 24, 2005, 8,000 shares at $1.70 per share until December 28, 2005, 12,500 shares at $4.38 per share until January 17, 2007, and 75,000 shares at $3.24 per share until October 29, 2007.

(2) Includes currently exercisable stock options to purchase 12,500 shares at $2.00 per share until October 23, 2000 and 8,000 shares at $1.70 per share until December 28, 2005.

(3) Includes currently exercisable stock options to purchase 4,500 shares at $4.00 per share until December 31, 1999 and 12,500 shares at $3.24 per share until October 29, 2007.

(4) Includes currently exercisable stock options to purchase 12,500 shares at $3.24 per share until October 29, 2007.

(5) Includes currently exercisable stock options to purchase 20,000 shares at $2.06 per share until March 24, 2005 and 40,000 shares at $3.50 per share until March 4, 2008.

                              ELECTION OF DIRECTORS

     The bylaws of the Company provide that the number of directors will be determined by the Board of Directors (the "Board"), but shall consist of at least one director and no more than nine directors. The directors are elected by the shareholders of the Company. At each annual meeting of the shareholders of the Company successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The Board of the Company consists of four directors divided into three classes.

     At the Annual Meeting, the shareholders will elect one (1) Class II and two
(2) Class III directors of the Company. On October 29, 1997, Mark Honigsfeld was appointed to fill a Class II vacancy and, if elected, will hold office until the annual meeting to be held in the year 1999 and thereafter until his successor is elected and has qualified. Also on October 29, 1997, Charles C. Van Gundy and Jack Skidell were appointed to fill Class III vacancies and, if elected, will hold office until the annual meeting to be held in the year 2000 and thereafter until his successor is elected and has qualified. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of all persons named above as directors of the Company. All nominees have consented to be named herein and to serve if elected.

     It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information as to each nominee's age, positions with the Company, and the year when the nominee first became an officer or director of the Company.

                                                                      Officer or
                                                                       Director
Name                        Age     Office                              Since
----                        ---     ------                              -----

Charles C. Van Gundy(3)     45      President, Chief Executive           1994
                                    Officer, Chief Financial Officer,
                                    and Director

Jack Skidell(3)             55      Director                             1997

Mark Honigsfeld(2)          44      Director                             1997


(2)  Class II directors

(3)  Class III directors

----------

     Charles C. Van Gundy has been employed by the Company since January 1992. His positions within the Company have included Vice President of Accounting, Vice President and Chief Financial Officer, and Secretary. Mr. Van Gundy currently serves as the Company's President, Chief Executive Officer, and Chief Financial Officer and is responsible for the overall operations of the Company. Mr. Van Gundy earned his Bachelor of Science degree in accounting and finance from Metropolitan State College of Denver in 1979, and subsequently studied law at the University of San Diego School of Law until 1981. From 1982 to 1992 he served as an accounting officer for various mutual fund, high technology and economic redevelopment organizations. Since August of 1996, he has also been director and officer of Medical Management Systems, Inc., a publicly-held company currently seeking acquisition opportunities. From November 1995 until May 1997, Mr. Van Gundy was a director and officer of Lahaina Acquisitions, Inc., a publicly-held company seeking acquisition opportunities. He devotes substantially all of his time to the Company's affairs.

     Jack Skidell has been President and sole shareholder of Colin Winthrop & Co., Inc., a New York based broker-dealer, registered under Section 15 of the Securities Exchange Act of 1934 since 1990. In addition, Mr. Skidell is also President of Shelter Rock Securities Corporation, a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934 which voluntarily ceased to do business as a broker-dealer in 1990. He devotes such time as is necessary to the Company's affairs.

     Mark Honigsfeld has been a director of Compu-Dawn, Inc. (NASDAQ: CODI), a publicly-held distributor of software systems for public safety and law enforcement agencies since August of 1996 and its Chief Executive Officer since October of 1996. In 1978, Mr. Honigsfeld founded Facelifters Home Systems, Inc. (NASDAQ: FACE), a publicly-held cabinet manufacturing and installation company and served as its Chief Executive Officer and Chairman of the Board until August of 1996 when FACE was sold to another publicly-held company. Mr. Honigsfeld earned his Bachelor of Science Degree in Industrial Arts and his Master of Science Degree in Industrial Arts from City College of the City University of New York. He devotes such time as is necessary to the Company's affairs.

                       DIRECTORS NOT STANDING FOR ELECTION

     The member of the Board of Directors who is not standing for election at the Annual Meeting is set forth below:


                                                                     Officer or
                                                                      Director
Name                       Age             Office                      Since
----                       ---             ------                      -----

Gary A. Agron(2)           52              Director                     1989


(2)  Class II director

------------

     Gary A. Agron earned his Bachelor of Arts degree from the University of Colorado in 1966 and his Juris Doctorate degree from the University of Colorado School of Law in 1969. Since 1969, he has been engaged in the private practice of law in Denver, Colorado, and since 1974, has specialized exclusively in securities law. Mr. Agron has acted as the Company's securities counsel since 1988. He is a director of Xedar Corporation, a publicly-held high technology research and development firm and Meadow Valley Corporation, a publicly-held heavy construction contractor. He devotes such time as is necessary to the Company's affairs.

Directors' Fees and Compensation

     Each non-employee director receives a fee of $1,000 for each meeting of the Board attended and $500 for each meeting of a committee of the Board attended. In addition, each director is granted an option to purchase 12,500 common shares of the Company at the fair market value of the underlying securities on the date of grant at the time each director initially joins the Board. On October 29, 1997, Messrs. Honigsfeld and Skidell were granted an option to purchase 12,500 common shares of the Company at an exercise price of $3.24 per share until October 29, 2007.

Board Committees

     The Board has two standing committees. The Compensation Committee reviews compensation paid to management and recommends to the Board appropriate executive compensation. The Audit Committee reviews internal controls, recommends to the Board the engagement of the Company's independent certified public accountants, reviews with such accountants the plan for and results of their examination of the consolidated financial statements of the Company, and determines the independence of such accountants. Messrs. Agron, Honigsfeld and Skidell serve as members of the Compensation Committee. Messrs. Van Gundy, Agron and Honigsfeld serve as members of the Audit Committee.

                               EXECUTIVE OFFICERS

     The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

     Name                       Age           Position
     ----                       ---           --------

     Charles C. Van Gundy       45            President, Chief Executive Officer
                                              Chief Financial Officer

     Ronald A. Mitola           43            Vice President of Operations
                                              Secretary

     Biographical information with respect to Mr. Van Gundy was previously provided under "Election of Directors".

     Ronald A. Mitola has been employed by the Company since May of 1992 and has over ten years experience in the pawn industry. In July of 1994, he became General Manager responsible for the day to day operations of the Company's store locations. In January of 1997, he was promoted to Vice President of Operations and was elected to the office of Secretary in November of 1997.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     The Company's executive officers and directors are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership in securities of the Company with the Securities and Exchange Commission. Based solely upon copies of such reports and information provided to the Company by individual executive officers and directors, the Company believes that during the year ended December 31, 1997 all executive officers and directors complied with such reporting requirements, except for Mr. Mitola who filed his Form 3 four months late. The Company has no knowledge relative to compliance with Section 16(a) reporting requirements for the Resigning Directors described under "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" elsewhere herein.

                                  COMPENSATION

Executive Remuneration

     The following tables set forth compensation with respect to the chief executive officer of the Company for the fiscal years indicated in each table:

                           SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                             Fiscal                 Other         Compensation
Name and Position             Year      Salary   Compensation   Stock Options(#)
-----------------             ----      ------   ------------   ----------------

Melvin Wedgle (1)             1997     $178,500      -0-              -0-
  President and               1996      157,000      -0-              -0-
  Chief Executive Officer     1995      157,000      -0-            338,000

Charles C. Van Gundy (2)      1997     $125,000      -0-             87,500
  President, Chief Executive  1996       86,000      -0-              -0-
  Officer, Chief Financial    1995       66,000      -0-             13,000
  Officer and Secretary


(1) Mr. Wedgle resigned from the office of President and Chief Executive Officer on October 29, 1997.

(2) Mr. Van Gundy was elected to the office of President and Chief Executive Officer on October 29, 1997. Prior to October 29, 1997, Mr. Van Gundy served as the Company's Chief Financial Officer and Secretary.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                          Potential Realizable
                        % of                             Value at Assumed Annual
                        Total    Exercise                 Rates of Stock Price
                       Granted    Price                  Appreciation for Option
            Options   in Fiscal  per Share  Expiration           Term(5)
Name      Granted(1,2)   Year    ($/Sh)(3)    Date(4)      5% ($)      10%($)
----      ------------   ----    ---------    -------     -------      ------

Charles C.   75,000      60%       $3.24      10/29/07    $153,913    $387,518
Van Gundy    12,500      10%       $4.38      01/17/07    $ 34,432    $ 87,257


(1) Effective October 29, 1997, the Board of Directors granted Mr. Van Gundy an option to purchase 75,000 shares of common stock exercisable from the date of grant and to expire in October 2007 as a component of Mr. Van Gundy's employment agreement.

(2) On January 17, 1997, the Board of Directors granted Mr. Van Gundy an option to purchase 12,500 shares of common stock exercisable from the date of grant and to expire in January 2007.

(3)  All options were granted at market value at the date of grant.

(4) Mr. Van Gundy's options have a ten-year term, subject to termination between 30 days to one year following termination of employment in certain events.

(5) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.




                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR END OPTION VALUES


                                                                               Value of Unexercised
                                               Number of Unexercised Options  In-the-Money Options at
        Shares Acquired                             At Fiscal Year End           Fiscal Year End(2)
Name     on Exercise(#)   Value Realized($)(1)  Exercisable   Unexercisable  Exercisable   Unexercisable
----     --------------   --------------------  -----------   -------------  -----------   -------------
Melvin
Wedgle      245,250            $370,317             -0-             -0-          -0-            -0-

Charles C.
Van Gundy    39,750            $102,092           116,750           -0-       $ 56,885          -0-


(1) Represents the difference, if any, between the market value of the Company's common stock at exercise and the exercise price of the options.

(2) Represents the difference, if any, between the market value of the Company's common stock on December 31, 1997 and the exercise price of the options.

Employment   Agreements,   Termination  of  Employment   and   Change-in-Control
Arrangements

     On October 29, 1997, the Company accepted the resignations of Daniel B. Rudden, Stanley M. Edelstein, Larry M. Snyder and Melvin Wedgle as members of its Board of Directors (the "Resigning Directors") pursuant to an agreement between the Resigning Directors and certain shareholders of the Company. The Company also accepted the resignations of Melvin Wedgle as Chief Executive Officer and President and Jack Simon as Secretary and Chief Financial Officer. Gary A. Agron, a member of the Board since 1989 remained as a director. The Company appointed Charles C. Van Gundy as a director, President, Chief Executive Officer and Chief Financial Officer, and Mark Honigsfeld and Jack Skidell as directors. Mr. Van Gundy, associated with the Company since 1992, served the Company as its Chief Financial Officer, Secretary and director from October 1994 until his resignation in August of 1997.

     On October 29, 1997, the Company agreed to extend until October 29, 1999 the exercisability of options to purchase a total of 69,500 common shares of the Company granted under the Company's 1991 and 1995 Directors' Stock Option Plans and vested in the Resigning Directors. The exercise prices of such options range from $1.70 per share to $4.38 per share.

     Also on October 29, 1997, the Company entered into an agreement with Melvin Wedgle wherein he agreed to resign as President and Chief Executive Officer of the Company (the "Resignation Agreement"). Under the terms of the Resignation Agreement, the Company; (i) transferred ownership of a Company vehicle and certain office furniture to Mr. Wedgle; (ii) agreed to purchase certain real property which the Company had been leasing from Mr. Wedgle for a pawn shop location valued at $332,000 in consideration of the Company assuming a $224,000 mortgage and forgiving all promissory notes and loans which Mr. Wedgle owed to the Company in the amount of $108,000; and (iii) redeem for cash options to purchase 223,250 common shares of the Company exercisable by Mr. Wedgle for $265,360 which represented a $3.00 per share value less the exercise price of such options. Mr. Wedgle agreed not to compete either directly or indirectly with the Company in the pawn industry for a period of two years from October 29, 1997.

     The Company and Mr. Van Gundy have entered into an employment agreement, the term of which runs through December 31, 2000. Provisions of the agreement include: (i) an annual base salary of $150,000; (ii) the right to receive incentive compensation during each fiscal year covered by the agreement up to a maximum of 50% of annual base salary and as determined by criteria set by the Board; (iii) an option to purchase 75,000 common shares of the Company at an exercise price of $3.24 per share, which in the event of a change in control of the Company or constructive termination, Mr. Van Gundy could cause the Company to repurchase at a price equal to the difference between the exercise price and the closing price of the Company's common stock on the effective date of termination or to extend the exercisability of the option under other circumstances; (iv) the right to earn up to 100,000 and 75,000 options to purchase common shares of the Company based on performance criteria set by the Board for fiscal years 1999 and 2000, respectively, which, if vested, in the event of a change in control of the Company or constructive termination, Mr. Van Gundy could cause the Company to repurchase at a price equal to the difference between the exercise price and the closing price of the Company's common stock on the effective date of termination or to extend the exercisability of the option under other circumstances; (v) continuation of salary payments for the greater of the remainder of the term of the agreement or for one year and a lump sum payment equal to 50% of annual base salary in the event of termination without cause by the Company as defined in the agreement; (vi) continuation of salary payments equal to one year's salary in the event of a change in control of the Company; and (vii) continuation of salary payments during periods of disability as defined in the agreement.

     The Company and Mr. Mitola have entered into an employment agreement, the term of which runs through December 31, 2000. Provisions of the agreement include: (i) an annual base salary of $75,000; (ii) the right to receive incentive compensation during each fiscal year covered by the agreement up to a maximum of 50% of annual base salary and as determined by criteria set by the Board; (iii) an option to purchase 40,000 common shares of the Company at an exercise price of $3.50 per share, which in the event of a change in control of the Company or constructive termination, Mr. Mitola could cause the Company to repurchase at a price equal to the difference between the exercise price and the closing price of the Company's common stock on the effective date of termination or to extend the exercisability of the option under other circumstances; (iv) the right to earn up to 30,000 options to purchase common shares of the Company based on performance criteria set by the Board for fiscal years 1999 and 2000, which, if vested, in the event of a change in control of the Company or constructive termination, Mr. Mitola could cause the Company to repurchase at a price equal to the difference between the exercise price and the closing price of the Company's common stock on the effective date of termination or to extend the exercisability of the option under other circumstances; (v) continuation of salary payments not to exceed more than an aggregate amount equal to one year's salary in the event of termination without cause by the Company as defined in the agreement or in the event of a change in control of the Company; and (vi) continuation of salary payments during periods of disability as defined in the agreement.

Stock Options and Warrants

     On December 14, 1988, the Company's shareholders approved an Incentive Stock Option Plan (the "Plan") for the benefit of the Company's employees. The Company believes that the Plan provides an appropriate incentive to certain employees to maintain a continued interest in the operation and future of the Company. The terms of the Plan provide that the Company is authorized to grant options to purchase shares of common stock to selected employees including officers and directors upon the unanimous consent of all of the Company's directors. The Company will select the optionees and determine the terms and conditions of the stock option grant. However, the purchase price to be paid by optionees for the option shares will not be less than the fair market value of the option shares on the date of grant. Employees owning more than 10% of the outstanding shares of any class of securities of the Company must be granted options at a purchase price of at least 110% of the fair market value of the shares on the date of the grant. No option can be exercised for a period of twelve months following the date of grant, and the employee must exercise options during employment or within 30 days of termination of employment. The Company has registered the shares underlying the options under the Securities Act of 1933, as amended, so that the shares will be free trading when issued. The options are granted for a term of six years, and during such term, may be exercised 33.3% after one year and an additional 33.3% during each of the succeeding two years. A total of 125,000 shares of the Company's authorized but unissued common stock had been reserved for possible issuance pursuant to the Plan. On March 25, 1995, the Company's Board of Directors increased the number of shares of the Company's authorized but unissued common stock reserved for possible issuance pursuant to the Plan to 275,000 shares. On July 25, 1995, the Company registered the increase in shares reserved for possible issuance pursuant to the Plan. To date, options totaling 318,040 shares have been issued under the Plan, exercisable at $0.68 to $5.12 per share, options totaling 98,124 shares have been exercised at $0.68 to $2.56 per share and options totaling 100,666 have expired, leaving options totaling 119,250 shares outstanding.

     On September 30, 1990, the Company agreed to grant Messrs. Wedgle and Baker options to purchase up to 50,000 shares each (the "Wedgle Option" and "Baker Option") at $0.625 per share at any time until September 30, 1995, if and only if the Company realized net after tax income of at least $250,000 for the fiscal year ended September 30, 1991. Such net income was realized by the Company and the Wedgle and Baker Options were issued in December 1991. During 1995, the Company extended the Baker Option until August 1, 1996 and extended the Wedgle Option until September 30, 1998. On July 25, 1995, the Company registered the Wedgle and Baker Options. At February 1, 1996, the Baker Option was fully exercised. As of the date of this Proxy Statement, 25,000 shares of the Wedgle Option have been exercised.

     On March 25, 1995, the shareholders approved a proposal authorizing the Company to grant Mr. Wedgle options to purchase up to 200,000 shares of the Company's common stock each year for three years at $1.81 (the "Executive Options") until March 24, 2004. The Executive Options were further limited based upon the Company achieving certain levels of after tax net income for the years ended or ending September 30, 1994, 1995 and December 31, 1996. No Executive Option was granted for the year ended September 30, 1994 due to the Company's failure to meet the minimum after tax net income requirement for that year. On September 30, 1995, the Company issued an Executive Option for 125,000 shares for the year ended September 30, 1995 based on the Company achieving a certain level above the minimum after tax net income requirement for that year. On December 31, 1996, the Company issued an Executive Option for 200,000 shares for the year ended December 31, 1996 based on the Company achieving a certain level above the minimum after tax net income requirement for that year. As of the date of this Proxy Statement, options for 325,000 shares have been exercised and no options remain outstanding.

     On July 21, 1995, the Company established the 1995 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan was approved by the shareholders on June 22, 1996. The Company believes that the Directors' Plan will enhance stockholder investment by attracting, retaining and motivating directors of the Company and to encourage stock ownership by such directors by providing a means to acquire a proprietary interest in the Company's success. On July 21, 1995, each director then serving was granted options to purchase up to 15,000 shares of the Company's common stock in equal installments over a three year period beginning September 30, 1995 at prices not less than the fair market value of the option shares on the date of grant and exercisable for no more than ten years from date of grant. Any director owning more than 10% of the total combined voting power of all classes of stock of the Company must be granted options at a purchase price of a least 110% of the fair value of the option shares on the date of grant.

     Each installment granted to each director may be further limited based upon the Company achieving the following percentage of after tax net income to total revenues for the three fiscal years ending September 30, 1995 and December 31, 1996 and 1997:

        After Tax                  Options Issuable for Years Ending
      Net income %            9-30-95           12-31-96          12-31-97
      ------------            -------           --------          --------

      2.9 or lower %             -0-                -0-               -0-
      3.0 to 5.9%              3,000              3,000             3,000
      6.0 to 6.9%              4,000              4,000             4,000
      7.0 or higher %          5,000              5,000             5,000

     Based upon the audited financial statements of the Company for the years ended September 30, 1995 and December 31, 1996 and 1997, the percentage of after tax net income to total revenues was 5.6%, 7.5% and 0%, respectively. For the years ended September 30, 1995 and December 31, 1996 and 1997, each director participating in this arrangement as been issued options to purchase a total of 8,000 shares of the Company's Common Stock at $1.70 per share exercisable any time until December 28, 2005. On October 29, 1997, Messrs. Honigsfeld and Skidell were granted an option to purchase 12,500 common shares of the Company exercisable at $3.24 per share until October 29, 2007 in consideration of their appointment to the Board. To date, options totaling 115,000 shares have been issued under the Directors' Plan, exercisable at $1.70 to $3.24 per share, options totaling 24,000 have been exercised at $1.70 per share and options totaling 30,000 shares have expired, leaving options totaling 49,000 shares outstanding.

     No retirement, pension, profit sharing or other similar program has been adopted by the Company. Except as stated above, no warrants or options have been granted to any officer, director or other employee of the Company. In the future, the Company may offer stock bonus and profit sharing or pension plans to the employees or executive officers of the Company in such amounts and upon such conditions as the Board of Directors may determine in its sole discretion.

                              CERTAIN TRANSACTIONS

     The Company leased one of its pawnshop locations from Melvin Wedgle, its former President, at a monthly rental of $6,600 until November 1, 1997 at which time the Company purchased the real property under the terms of a change in control arrangement previously herein described . The Company believes the rental rate was as fair to the Company as rates which could have been obtained in arm's length transactions with unaffiliated third parties.

     The Company was indebted at December 31, 1997 in the aggregate amount of approximately $1,066,000 for loans advanced to the Company by shareholders, employees and by members of Melvin Wedgle's family. These loans are unsecured, bear interest between 10% and 15% per annum, were used for working capital and are due on dates ranging from February 1998 to December 1999. The terms of the loans are believed to be as fair as terms which could have been obtained in arm's length transactions with unaffiliated third parties.

     Messrs. Agron and Snyder, a director and a former director, respectively of the Company, perform legal services on the Company's behalf. During Fiscal 1997, Messrs. Agron and Snyder received legal fees from the Company totaling $41,045 and $32,590, respectively.

     On January 27, 1996, the Company adopted the 1996 Consultant's Stock Option Plan (the "Consultant Plan") under which 500,000 shares of the Company's common stock have been reserved for issuance at prices not less than 75% of the fair market value of the option stock on the date of grant. On February 7, 1996, the Company registered all shares reserved under the Consultant Plan. The Company believes that the Consultant Plan will enhance stockholder investment by attracting, retaining and motivating consultants and employees of the Company and encouraging stock ownership by such consultants and employees by providing a means to acquire a proprietary interest in the Company's success. On February 7, 1996, the Company entered into an agreement with Philip J. Davis (the "Davis Agreement") to provide investment banking, investor relations and acquisition/merger related consulting services to the Company. Pursuant to the Davis Agreement and under the Consultant's Plan, the Company granted Mr. Davis an option to purchase 150,000 shares at $1.50 per share, 50,000 shares at $2.50 per share and 50,000 shares at $3.50 per share until February 7, 1997. As of the date of this Proxy Statement, all options granted under the Davis Agreement have been exercised. On April 24, 1996, the Company entered into an agreement with James A. Favia (the "Favia Agreement") to provide investment banking consulting services to the Company. Pursuant to the Favia Agreement and under the Consultant's Plan, the Company granted Mr. Favia an option to purchase 50,000 shares of the Company's common stock at $2.1875 per share until April 24, 1997. As of the date of this Proxy Statement, all options granted under the Favia Agreement have been exercised.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     AJ. Robbins, P.C., Certified Public Accountants and Consultants, conducted the audit of the Company's financial statements for the year ended December 31, 1996. Ehrhardt, Keefe, Steiner & Hottman, P.C., Certified Public Accountants and Consultants, conducted the audit of the Company's financial statements for the year ended December 31, 1997. These firms performed no accounting services for the Company other than the audit of its financial statements. It is the Company's understanding that AJ. Robbins, P.C. and Ehrhardt, Keefe, Steiner & Hottman, P.C. are obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by a firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.


                                 OTHER BUSINESS

     The management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgement.

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                                                       Ronald A. Mitola
                                                       Secretary
April 30, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                U.S. PAWN, INC.
                            TO BE HELD JUNE 17, 1998

     The undersigned hereby appoints Charles C. Van Gundy as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of U.S. Pawn, Inc. held of record by the undersigned on April 28, 1998, at the Annual Meeting of Shareholders to be held June 17, 1998, or any adjournment or postponement thereof.

1.   ELECTION OF DIRECTORS

     FOR ALL NOMINEES listed below       WITHHOLD AUTHORITY to vote
     (except as marked to the                for all nominees listed below_____
     contrary below)          _____

     Charles C. Van Gundy     _____

     Mark Honigsfeld          _____

     Jack Skidell             _____

     INSTRUCTIONS: To withhold authority to vote for any one nominee, mark the space after the nominee's name as listed above.

2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1) ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated:
      ---------------------------              ---------------------------------
                                                           Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                               ---------------------------------
                                                   Signature, if held jointly

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS._____